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                                                                 EXHIBIT 23.15.1

                    Consent of Certified Public Accountants



We consent to the incorporation by reference in this Registration Statement of AIMCO Properties, L.P. on Form S-4 of our report dated February 6, 1998, on our audit of the financial statements of Drexel Burnham Lambert Real Estate Associates II ("DBLREAII") appearing in the DBLREAII Annual Report on Form 10-KSB for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in the Prospectus Supplement which is part of the Form S-4 Registration Statement.



                                       /s/ PANNELL KERR FORSTER PC



New York, New York
October 26, 1998